Exhibit 10.25

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of August 21, 2024, is made by and between Unusual Machines, Inc., a Nevada corporation (the “Company”), and the holder of the Company’s 8% Promissory Note in the principal amount of $2,181,818.18 dated July 17, 2024 (the “Original Note”) signatory hereto (the “Holder”).

WHEREAS, the Holder holds such Original Note;

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, $0.01 par value (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) substantially in the form attached hereto as Exhibit A, which Preferred Stock shall be convertible into the Company’s Common Stock, in accordance with the terms of the Certificate of Designations;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Original Note for (i) a 4% Convertible Promissory Note in the principal amount of $1,681,818.18, substantially in the form attached hereto as Exhibit B (the “New Note”) , (ii) 105 shares of the Company’s Preferred Stock convertible into 315,000 shares of the Company Common Stock, and (iii) a Warrant to purchase 315,000 shares of the Company’s common stock, substantially in the form attached as Exhibit C. The New Note, the shares of Preferred Stock and the Warrant are collectively referred to herein as the “Exchange Securities” as set forth on Schedule A hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.	Terms of the Exchange. The Company and Holder agree that the Holder will exchange the Note and will relinquish any and all other rights they may have under the Note in exchange for the Exchange Securities as set forth on Schedule A, annexed hereto. Additionally, the Holder hereby waives any and all unpaid interest accrued, if any, on the Original Note, as of the date of issuance and releases the Company from any payment thereof or obligation in connection therewith.

2.	Public Disclosure. Within two business days after the Closing (as defined in Section 3), the Company will publicly disclose the transactions contemplated by this Agreement and all material non-public information, if any, disclosed to the Holder.

3.	Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree (the “Closing”). At the Closing, Holder shall deliver to the Company the Original Note and/or other documents reasonably required by the Company to effect the exchange, and the Company shall issue to the Holder the shares of Preferred Stock in book entry in the name(s) and amount(s) as indicated on Schedule A annexed hereto, the New Note and the Warrant. Upon Closing, any and all obligations of the Company to Holder under the Original Note shall be fully satisfied, the Original Note shall be cancelled, and the Holder will have no remaining rights, powers, privileges, remedies or interests under the Original Note.

4.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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5.	Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the Closing to the Company as follows:

(a)               Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                 Tax Advisors. The Holder has had the opportunity to review and/or has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c)                 Information Regarding the Holder. The Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities (as defined below). The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)               Legend. The Holder understands that the Securities have been issued (or will be issued in the case of the shares of Common Stock issuable upon conversion of the Preferred Stock and/or conversion of the New Note (each of the foregoing “Conversion Shares”),and the shares of Common Stock issuable upon the exercise of the Warrant (the “Warrant Shares,” and together with the Conversion Shares and the Preferred Stock, together, the “Securities”)) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(e)               Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without having to meet the requirements of Rule 144(c) (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company, at the expense of the Company, with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 5(e), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares or Warrant Shares, as applicable, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(f)                Restricted Securities. The Holder understands that: (i) the Exchange Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company), at the expense of the Company, an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Exchange Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

6.	Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Companyand no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Shares or Preferred Stock, as the case may be, and the reservation for issuance and issuance of (i) Conversion Shares issuable upon conversion of the Preferred Stock and conversion of the New Note, and (ii) Warrant Shares upon the exercise of the Warrant have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and any Transaction Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)               Organization and Qualification. The Company and is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and have the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

(c)               No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Note, Conversion Shares and the Preferred Stock and the issuance of the Warrant and the Warrant Shares and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) (i) result in a violation of the Company’s Articles of Incorporation or other organizational documents of the Company, any capital stock of the Company or ( of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. There is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest except for its subsidiaries. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(d)               No Consents. The Company is not required to obtain any consent from,a uthorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof.

(e)               Issuance of Securities. The issuance of the Preferred Stock is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the New Note, the Certificate of Designations and/or upon the exercise of the Warrant in accordance with its terms, the Conversion Shares and the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock other than restrictions under the Securities Act of 1933.

(f)                Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Preferred Stock to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

7.	Tacking. Subject to the truth and accuracy of the Holder’s representations set forth in Section 5 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, Common Stock issued in exchange for the Exchange Securities will tack back to the original date of closing and/or funding of the Notes (as applicable) all pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

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8.	Releases. (a) The Holder releases and discharges the Company, its officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (the Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Original Note. It being understood that this Section 6(a) shall be limited in all respects to only matters arising under or related to the Note and shall under no circumstances constitute a release, waiver or discharge with respect to the Preferred Stock, the New Note, the Warrant or any other Transaction Document or limit the Holder from taking action for matters with respect to the Preferred Stock, the New Note, the Warrant or any other Transaction Document or events that may arise in the future.

(b)     The Company releases and discharges the Holder, its officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (the “Holder Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Holder Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Original Note. It being understood that this Section 6(b) shall be limited in all respects to only matters arising under or related to the Original Note and shall under no circumstances constitute a release, waiver or discharge with respect to the Preferred Stock or any Transaction Document or limit the Company from taking action for matters with respect to the Preferred Stock, the New Note, the Warrant or any other Transaction Document or events that may arise in the future.

9.	Miscellaneous.

(a)      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(b)     Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(d)     Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

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(e)     Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i)overnight delivery service next business day delivery, or (ii) by email, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:

Dr. Allan Evans, Chief Executive Officer

4677 L B McLeod Rd, Suite J

Orlando, FL 32811

(787)-501-2048

Email: Allan@unusualmachines.com

With a Copy to, which shall not constitute notice to the copy:

Nason Yeager Gerson Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

If to Holder, to the address set forth on the signature page of the Holder

(f)        Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

(g)       Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

(h)     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)      Registration Rights Agreement. As a condition to the closing of the transactions contemplated in this Agreement, the Company shall execute and deliver to Holder a Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

(j)       Legal Opinion. As a condition to the closing of the transactions contemplated in this Agreement, the Company shall deliver to Holder a legal opinion of counsel in a form acceptable to Holder opining on the transactions contemplated in this Agreement.

(k)      No Short Sales. The Holder shall not directly or indirectly engage in a short sale, as defined in Rule 200 of Regulation SHO promulgated by the SEC, of the Company’s Common Stock including the Conversion Shares and the Warrant Shares while the Preferred Stoc or Warrants are outstanding.

(l)       Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares (subject to the last sentence below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9(l). Notwithstanding the foregoing, the Company shall only be required to secure the listing for the Conversion Shares issuable pursuant to the New Note within two Trading Days after an Event of Default (as defined in the New Note) that remains uncured.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

UNUSUAL MACHINES, INC.

By: /s/ Brian Hoff
Name: Brian Hoff
Title: Chief Financial Officer

HOLDER:

Eleven Ventures, Inc

By:___________________________
Name:
Title:

Eleven Ventures Exchange Agreement Signature Page

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

UNUSUAL MACHINES, INC.

By: __________________________
Name: Brian Hoff
Title: Chief Financial Officer

HOLDER:

Eleven Ventures, Inc

By: /s/ Hartley Wasko
Name: Hartley Wasko
Title: Manager

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